EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Catalyst Strategic Income Opportunities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Catalyst Strategic Income Opportunities Fund for the period ended September 30, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Catalyst Strategic Income Opportunities Fund for the stated period.

/s/ Michael Schoonover	/s/ Thomas Hamel
Michael Schoonover	Thomas Hamel
President, Catalyst Strategic Income Opportunities Fund	Treasurer, Catalyst Strategic Income Opportunities Fund
Principal Executive Officer	Principal Financial Officer

Dated:	12/6/2024	Dated:	12/9/2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Catalyst Strategic Income Opportunities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.